     As filed with the Securities and Exchange Commission on August 5, 1998

                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                           ---------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                          GELTEX PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                                                 04-3136767
(State or other jurisdiction of incorporation)                               (I.R.S. Employer Identification No.)

         NINE FOURTH AVENUE, WALTHAM, MASSACHUSETTS 02451 (781) 290-5888 (Address and telephone number of registrant's principal executive offices)

                           ---------------------------

                           1992 EQUITY INCENTIVE PLAN/

                           NON-STATUTORY STOCK OPTIONS
                            (Full Title of the Plan)

              MARK SKALETSKY, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          GelTex Pharmaceuticals, Inc.
                               Nine Fourth Avenue
                          Waltham, Massachusetts 02451
                                 (781) 290-5888
            (Name, address and telephone number of agent for service)

                                 with copies to:

                            MAUREEN MANNING, ESQUIRE
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Title of each class of securities to    Amount to be       Proposed maximum    Proposed maximum        Amount of
          be registered                  registered       offering price per  aggregate offering   registration fee
                                                                 share              price
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value        178,688 shares(1)       $26.34715(2)     $ 4,707,919.75            $1,389
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value       1,025,000 shares(3)      $21.3125(4)      $21,845,312.50(4)         $6,445
===================================================================================================================

(1)      Shares subject to outstanding options.
(2) Computed in accordance with Rule 457(h)(1) based on the average price per share at which currently outstanding options may be exercised.
(3)      Shares to be issued under the Registrant's 1992 Equity Incentive Plan.
(4) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1) based upon the average of the high and low sale prices on July 31, 1998 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") (File No. 0-26872) are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 30, 1998.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 14, 1998.

         (c) The description of the Registrant's Common Stock and associated share purchase rights contained in its Registration Statements on Form 8-A filed with the Commission on September 26, 1995, as amended on October 12, 1995, and on March 5, 1996, respectively, including any amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(d), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees and agents of the Registrant against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on behalf of the Registrant, and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him in connection with any such action, suit or proceeding, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his


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



conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Registrant.

         Article EIGHTH of the Registrant's Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined.

         Article NINTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become a director or officer of the Registrant, or is or was serving, or has agreed to serve at the request of the Registrant as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article NINTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article NINTH further permits the Board of Directors to authorize the grant of indemnification rights to other employees and agents of the Registrant and such rights may be equivalent to, or greater or less than, those set forth in Article NINTH.

         Article V, Section 1 of the Registrant's By-Laws provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such.

         The Registrant maintains insurance for directors and officers and has entered into agreements with certain officers and directors affirming the Registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8. EXHIBITS.

         See exhibit index immediately following signature page.


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



ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that no filing will be made pursuant to paragraph (a)(1)(i) or (a)(1)(ii) if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,


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



submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on this 30th day of July 1998.

                                          GELTEX PHARMACEUTICALS, INC.


                                          By: /s/ Mark Skaletsky
                                              --------------------------------
                                              Mark Skaletsky
                                              President

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of GelTex Pharmaceuticals, Inc. hereby severally constitute and appoint Mark Skaletsky and Elizabeth Grammer, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                  TITLE                                         DATE
         ---------                  -----                                         ----


/s/ Mark Skaletsky                  President (Principal Executive Officer)       July 30, 1998
------------------------------      and Director
Mark Skaletsky


/s/ Paul J. Mellett, Jr.            Vice President Administration and Finance     July 30, 1998
------------------------------      (Principal Financial and Accounting Officer)
Paul J. Mellett, Jr.


/s/ Robert J. Carpenter             Director                                      July 30, 1998
------------------------------
Robert J. Carpenter


/s/ J. Richard Crout                Director                                      July 30, 1998
------------------------------
J. Richard Crout


/s/ Henri A. Termeer                Director                                      July 30, 1998
------------------------------
Henri A. Termeer


/s/ Jesse Treu                      Director                                      July 30, 1998
------------------------------
Jesse Treu


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




                                  EXHIBIT INDEX

Exhibit Number                        Description
--------------                        -----------

       4.1 Restated Certificate of Incorporation of the Company dated June 4, 1996. Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-3 (File No. 333-45151) and incorporated herein by reference.

       4.2 Rights Agreement dated as of March 1, 1996 between the Company and American Stock Transfer & Trust Company. Filed as Exhibit 1 to the Company's Registration Statement on Form 8-A dated March 1, 1996 and incorporated herein by reference.

       4.3 First Amendment to Rights Agreement between the Company and American Stock Transfer & Trust Company dated as of July 29, 1997. Filed as Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 0-26872) and incorporated herein by reference.

       4.4 Promissory Note dated May 21, 1997 issued to Fleet National Bank. Filed as Exhibit 4.3 to the Company's Registration Statement on Form S-3 (File No. 333-45151) and incorporated herein by reference.

       4.5 Security Agreement (Equipment) between the Company and Fleet National Bank dated May 21, 1997. Filed as Exhibit 4.4 to the Company's Registration Statement on Form S-3 (File No. 333-45151) and incorporated herein by reference.

       4.6 Letter Agreement between the Company and Fleet National Bank dated May 21, 1997. Filed as Exhibit 4.5 to the Company's Registration Statement on Form S-3 (File No. 333-45151) and incorporated herein by reference.

       4.7 Promissory Note dated October 31, 1997 issued to Fleet National Bank. Filed as Exhibit 4.6 to the Company's Registration Statement on Form S-3 (File No. 333-45151) and incorporated herein by reference.

       4.8 Loan Modification Agreement between the Company and Fleet National Bank dated October 31, 1997. Filed as Exhibit 4.7 to the Company's Registration Statement on Form S-3 (File No. 333-45151) and incorporated herein by reference.

       5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

      23.1        Consent of Ernst & Young LLP, independent auditors.

      23.2        Consent of Palmer & Dodge LLP (contained in opinion filed as
                  Exhibit 5 hereto).

      24 Power of Attorney (set forth on the signature page of this Registration Statement).



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